SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 7, 2012

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2012, Las Vegas Sands Corp. (“LVSC”) and its wholly-owned subsidiary, Las Vegas Sands, LLC (together with LVSC, the “Company”), entered into an agreement (the “Agreement”) with Robert G. Goldstein pursuant to which Mr. Goldstein will continue to serve as the Company’s Executive Vice President and President of Global Gaming Operations.  The Agreement modifies the employment agreement, dated as of January 11, 2011 (the “Employment Agreement”), between the Company and Mr. Goldstein and provides that the Initial Term of Mr. Goldstein’s employment will continue until December 31, 2015.  Mr. Goldstein also will be entitled to travel first class on commercial airlines on all Company business trips and to the use of Company aircraft to connect to certain overseas commercial flights.

In addition, on March 8, 2012, Mr. Goldstein will receive an equity award of 375,000 shares of restricted stock (the “2012 Restricted Stock Award) under the LVSC 2004 Equity Award Plan (the “Plan”).  Subject to Mr. Goldstein’s continued employment and except as otherwise provided in the Agreement, the Plan and the related restricted stock award agreement, including pro-rated vesting of the 2012 Restricted Stock Award in the event of the termination of Mr. Goldstein’s employment during the 2013, 2014 or 2015 calendar years (a) by Mr. Goldstein due to a Change in Control or (b) due to Mr. Goldstein’s Death or Disability, the 2012 Restricted Stock Award will vest as follows:  twenty percent on December 31, 2013, twenty percent on December 31, 2014 and sixty percent on December 31, 2015.

The other provisions of the Employment Agreement are unchanged.  Capitalized terms used in this Report and not defined are used as defined in the Employment Agreement.

Item 7.01.  Regulation FD Disclosure.

LVSC’s management has completed an important phase of its succession planning effort with two management contracts.

The first is the three year extension of the contract of long-time executive, Robert G. Goldstein, Executive Vice President and President of Global Gaming Operations, ensuring his continued service in this pivotal role through December 31, 2015 as described above.

The second is a five year contract through April 1, 2017 with Chris J. Cahill to the newly created position of Executive Vice President of Global Operations reporting to Mike Leven, our President and COO.

Mr. Cahill joins LVSC in Las Vegas, after almost two decades with Fairmont Raffles Hotels International, in Toronto, Canada.  During his time at Fairmont Raffles and its predecessor organizations, Mr. Cahill led that company through several successful mergers as both President and Chief Operating Officer gaining an international reputation for excellence.

As Executive Vice President of Global Operations, Mr. Cahill will be responsible for overseeing the company’s various property operations, corporate marketing, human resources and other operating departments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 7, 2012

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President & Global General Counsel

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